Filed Pursuant to Rule 424(b)(3)

Registration No. 333-266277

PROSPECTUS SUPPLEMENT

To Prospectus dated October 3, 2022

Primary Offering of

Up to 12,412,500 Shares of Class A Common Stock

Issuable upon Exercise of Warrants

Secondary Offering of

Up to 75,537,500 Shares of Class A Common Stock

and

Up to 337,500 Warrants to Purchase Class A Common Stock

Mondee Holdings, Inc.

This prospectus supplement updates and supplements the information contained in the prospectus dated October 12, 2022 (as may be supplemented or amended from time to time, the “Prospectus”), which forms part of our registration statement on Form S-1 (File No. 333-266277) with the information contained in our Current Report on Form 8-K which was filed with the Securities and Exchange Commission on October 25, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 12,412,500 shares of our Class A common stock, $0.0001 par value per share (the “Class A common stock”), which consists of (i) up to 12,075,000 shares of our Class A common stock that are issuable upon the exercise of 12,075,000 warrants (the “Public Warrants”) by the holders thereof and (ii) up to 337,500 shares of Class A common stock that are issuable upon the exercise of 337,500 warrants (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants”).

The Prospectus and this prospectus supplement also relate to the resale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”) of up to 75,537,500 shares of Class A common stock, including (i) 337,500 shares of Class A common stock that may be issued upon the exercise of the Private Placement Warratns, (ii) 7,000,000 PIPE Shares (as defined in the Prospectus), (iii) 60,800,000 shares of Class A common stock issued to Mondee Holdings, LLC and its related entities, and (iv) up to 7,400,000 shares of Class A common stock issuable as Earn-out Shares (as defined in the Prospectus). We will not receive any proceeds from the sale of shares of Class A common stock or Private Placement Warrants by the Selling Securityholders pursuant to the Prospectus, except with respect to amounts received by us upon exercise of the Warrants.

You should read this prospectus supplement in conjunction with the Prospectus. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

Our Class A common stock is currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “MOND”, and our Warrants are currently listed on The Nasdaq Global Market under the symbol “MONDW”. On October 21, 2022, the closing price of our Class A common stock was $7.39 and the closing price for our Public Warrants was $0.052.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of the Prospectus and in the other documents that are incorporated by reference in the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 25, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2022

Mondee Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd. Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(650) 646-3320

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC

Warrants to purchase Class A common stock	MONDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2022, Mondee Holdings, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, on the one hand, and TCW Asset Management Company, a Delaware limited liability company and the lenders from time to time party to the Financing Agreement (the “Lenders”), on the other hand, entered into Waiver, Consent and Amendment No. 8 (the “Amendment”) to that certain financing agreement, dated as of December 23, 2019, with (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Financing Agreement”).

The Amendment (i) implements the transition from a LIBOR based interest rate to secured overnight financing rate (“SOFR”) based interest rate, (ii) provides for a transition to a future benchmark rate in the event that SOFR is no longer available, and (iii) permits the Company to make the cash payments necessary to consummate the repurchase of the Company’s outstanding public warrants announced on September 16, 2022 (the “Repurchase of Warrants”), so long as prior to the later of January 20, 2023 and one business day after the consummation of the sale and issuance of 25,000 additional shares of series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), of the Company, the Company repurchases from the Lenders, on a pro rata basis, not less than 50,000 shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of the Company at a price per share of $10.00 (or if Mondee Holdings, LLC has not yet distributed to the Lenders the shares of Class A Common Stock of the Company, then the Company repurchases from the Lenders, on a pro rata basis, not less than 153,846.16 of the class G units of Mondee Holdings, LLC, a Delaware limited liability company, issued on July 18, 2022 at price per unit of $3.25) (the “Repurchase Condition”).

Pursuant to the Amendment, the Lenders also: (1) consented to the payment of a portion of the interest originally due on June 30, 2022 (the “June Interest Payment”) at a rate per annum of up to 2.5% by capitalizing such interest; (2) waived the failure by the Company to make a cash payment of (A) the June Interest Payment by September 30, 2022, and (B) the principal payment due on September 30, 2022 by September 30, 2022; (3) consented to the creation and issuance of up to an additional 35,000 shares of Series A Preferred Stock and waived the mandatory prepayment obligations under the Financing Agreement with respect to such issuance; and (4) consented to the consummation of the Repurchase of Warrants, subject to the Repurchase Condition.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and by reference to the Financing Agreement, a copy of which was filed as an exhibit 10.43 to the Company’s Registration Statement on Form S-4 with the Securities and Exchange Commission on March 21, 2022 (File No. 333-263727) and incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1†	Financing Agreement, by and between Mondee Holdings, LLC and the “Borrowers,” the “Guarantors,” the “Lenders” and TCW Asset Management Company LLC, dated as of December 23, 2019, as amended. (Incorporated by reference to Exhibit 10.43 filed with the Company’s Form S-4/A on June 13, 2022)

10.2	Amendment No. 8 to the Financing Agreement, signed October 24, 2022

†	Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: October 25, 2022

	By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

Exhibit 10.2

WAIVER, CONSENT AND AMENDMENT NO. 8 TO FINANCING AGREEMENT

WAIVER, CONSENT AND AMENDMENT NO. 8, dated as of October 24, 2022 (this "Amendment"), to the Financing Agreement, dated as of December 23, 2019 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Financing Agreement"), by and among Mondee Holdings, Inc., a Delaware corporation (the "Parent"), each subsidiary of the Parent listed as a "Borrower" on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (together with the Parent and each other Person that executes a joinder agreement and becomes a "Guarantor" thereunder or otherwise guaranties all or any part of the Obligations, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders") and TCW Asset Management Company LLC, a Delaware limited liability company ("TCW"), as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent").

WHEREAS, pursuant to Section 2.04(b) of the Financing Agreement, the Loan Parties were required to make a cash payment of the interest on the outstanding Loans (the “June Interest Payment”) on June 30, 2022 (the “Original June Interest Payment Deadline”) at the interest rate set forth in Section 2.04(a);

WHEREAS, (i) pursuant to that certain Waiver and Consent to the Financing Agreement, dated as of June 30, 2022 (the “Waiver”), the Agent and the Lenders provided consent to the extension of the Original June Interest Payment Deadline to July 8, 2022 (the “First Extended June Interest Payment Deadline”), on the terms and conditions set forth in the Waiver, and (ii) pursuant to that certain Consent and Amendment No. 7 to Financing Agreement, dated as of July 8, 2022 (“Amendment No. 7”), the Agent and the Lenders provided consent to the extension of the First Extended June Interest Payment Deadline to September 30, 2022 (the “Second Extended June Interest Payment Deadline”), on the terms and conditions set forth in the Amendment No. 7;

WHEREAS, pursuant to Section 2.03(b) of the Financing Agreement, the Loan Parties were required to repay 1.25% of the outstanding unpaid aggregate principal amount of the initial Term Loan made on the Effective Date and each additional Term Loan made after the Effective Date (the “September Principal Payment”) on September 30, 2022 (the “September Principal Payment Deadline”);

WHEREAS, (i) the Loan Parties failed to make a cash payment of the June Interest Payment by the Second Extended June Interest Payment Deadline (the “June Interest Payment Default”) and (ii) the September Principal Payment was not made until after the September Principal Payment Deadline (the “Principal Payment Event of Default” and together with the June Interest Payment Default, the “Specified Defaults”);

WHEREAS, pursuant to that certain Consent and Waiver to Financing Agreement, dated as of September 29, 2022 (the “Preferred Stock Consent”) and subject to the terms and conditions set forth therein, the Agent and the Lenders (i) provided consent to the creation and issuance of up to 85,000 shares of Series A Preferred Stock, par value $0.0001 per share. pursuant to the certificate of designation in the form attached to the Preferred Stock Consent as Annex A (the “Series A Preferred Stock”) and (ii) provided a waiver of the Mandatory Prepayment Requirement (as defined in the Preferred Stock Consent) with respect to the issuance of the Series A Preferred Stock;

WHEREAS, (i) on September 16, 2022, the Loan Parties publicly announced the commencement of an offer to purchase all of the Parent’s outstanding public warrants (the “Public Warrants”) and private placement warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) in cash (the “Repurchase of Warrants”) and (ii) the payment in cash in connection with the Repurchase of Warrants is not a “Permitted Restricted Payment” under the Financing Agreement;

WHEREAS, the Loan Parties have requested that the Agent and the Lenders (i) consent to a portion of the payment of the June Interest Payment at a rate per annum of up to 2.5% to be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan (such amount, the “June PIK Amount” and the consent to permit the June PIK Amount the “June Interest Payment Condition”), (ii) waive the Specified Defaults, (iii) consent to the creation and issuance of up to an additional (x) 25,000 shares of Series A Preferred Stock, par value $0.0001 per share, pursuant to the certificate of designation in the form attached to the Preferred Stock Consent as Annex A (the “Certificate”), and (y) 10,000 shares of the Series A Preferred Stock, par value $0.0001 per share, with identical terms as set forth in the Certificate (collectively, the “Additional Series A Preferred Stock Issuance”), (iv) consent to the consummation of the Repurchase of Warrants and (v) amend certain terms and conditions of the Financing Agreement;

WHEREAS, subject to the terms and conditions set forth herein, the Agent and the Lenders are willing to (i) consent to the June Interest Payment Condition, (ii) waive the Specified Defaults, (iii) consent to the Additional Series A Preferred Stock Issuance, (iv) consent to the consummation of the Repurchase of Warrants and (v) amend such terms and conditions of the Financing Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement (after giving effect to this Amendment).

2. Consent and Waiver.

(a)         In reliance upon the representations and warranties made by the Loan Parties set forth in Section 4 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Agent and the Lenders hereby:

(i) consent to the June Interest Payment Condition, so long as the Agent and the Lenders (a) receive payment of the June Interest Payment at the rate set forth in Section 2.04(b) of the Financing Agreement and (b) receive the June Interest Payment on or prior to the Amendment No. 8 Effective Date,

(ii) waive the Specified Defaults,

(iii) (x) consent to the Additional Series A Preferred Stock Issuance and acknowledge and agree that such Additional Series A Preferred Stock constitutes a “Qualified Equity Interest” under the Financing Agreement, so long as (a) the Company does not declare or pay “Dividends” (as defined in the Certificate) in cash in respect thereof and (b) the conditions set forth in Section 8(b) of the certificate of designation are met, including, without limitation, the requirement that the Additional Series A Preferred Stock Issuance shall have identical terms as the Series A Preferred Stock issued on September 29, 2022 and (y) waive the obligation of the Loan Parties to comply with Section 2.05(c)(iii) as it relates solely to the Mandatory Prepayment Requirement (as defined in the Preferred Stock Consent) with respect to the issuance of the Additional Series A Preferred Stock Issuance; and

(iv) consent to the consummation of the Repurchase of Warrants, so long as on or prior to the date that is the later of (a) January 20, 2023 and (b) one (1) Business Day after the consummation of the sale and issuance of 25,000 additional shares of Series A Preferred Stock in the aggregate as part of the Additional Series A Preferred Stock Issuance, the Parent, or one or more of its designees, repurchases from the Lenders, on a pro rata basis, under the Financing Agreement (each, a “Unitholder”) not less than 50,000 of the shares of Class A common stock of the Parent at $10/per share (or if Mondee Holdings, LLC, a Delaware limited liability company (“Mondee Holdings”) has not yet distributed, transferred, assigned and delivered to each Unitholder the shares of Class A common stock of the Parent, pursuant to executed Redemption Agreements, entered into by and between Mondee Holdings and each Unitholder, each in form and substance satisfactory to the Unitholders, then the Parent, or one or more of its designees, repurchases from the Unitholders, on a pro rata basis, not less than 153,846.16 of the Class G Units of Mondee Holdings issued on July 18, 2022 at $3.25/per share).

(b)         The consent and waiver in this Section 2 shall be effective only in this specific instance and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

3. Amendments.

(a)         Amended Financing Agreement. The Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Financing Agreement attached as Annex A hereto.

(b)         Exhibit. The Financing Agreement is hereby amended by removing the existing Exhibit D (Form of LIBOR Notice) to the Financing Agreement and replacing it with Exhibit D (Form of SOFR Notice) to the Financing Agreement attached as Annex B hereto.

(c)         LIBOR Rate Loans. All Term Loans outstanding as of the Amendment No. 8 Effective Date that are LIBOR Rate Loans (as defined in the Financing Agreement immediately prior to the Amendment No. 8 Effective Date) shall continue to accrue interest based on the LIBOR Rate (as defined in the Financing Agreement immediately prior to the Amendment No. 8 Effective Date) in accordance with Section 2.04 of the Financing Agreement (as in effect immediately prior to the Amendment Effective Date) until December 30, 2022.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lenders as follows on the Amendment No. 8 Effective Date (as defined below) after giving effect to this Amendment:

(a)         Representations and Warranties; No Event of Default. The representations and warranties in Article VI of the Financing Agreement and in each other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification on and as of each such date) on and as of the Amendment No. 8 Effective Date, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date), and no Default or Event of Default has occurred and is continuing on and as of the Amendment No. 8 Effective Date, after giving effect to this Amendment, or would result from this Amendment becoming effective in accordance with its terms.

(b)         Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province, territory or other jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings under the Financing Agreement, and to execute and deliver this Amendment and each other Loan Document to which it is a party, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)         Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment and the performance by it of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of this clause (iv), to the extent such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(d)         Enforceability of Loan Documents. This Amendment and the Financing Agreement, as amended hereby, is a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by principles of equity.

(e)         Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance of this Amendment and the Financing Agreement, as amended hereby, by any Loan Party party hereto.

5. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction in full, in a manner reasonably satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being hereinafter referred to as the “Amendment No. 8 Effective Date”):

(a)         Payment of Fees, etc. The Borrowers shall have paid on or before the Amendment No. 8 Effective Date all fees, costs and expenses due and payable to the Agent and the Lenders under the Loan Documents on or prior to the date hereof (including the reasonable costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment).

(b)         Representations and Warranties; No Event of Default. The following statements shall be true and correct (after giving effect to this Amendment): (A) the representations and warranties contained in this Amendment, Article VI of the Financing Agreement and in each other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Amendment No. 8 Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date) and (B) no Default or Event of Default shall have occurred and be continuing on the Amendment No. 8 Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c)         Delivery of the Loan Documents. The Agent shall have received on or before the Amendment No. 8 Effective Date the following, each in form and substance reasonably satisfactory to the Agent and, unless indicated otherwise, dated as of the Amendment No. 8 Effective Date:

(i) this Amendment, duly executed and delivered by the Loan Parties, the Agent and the Lenders;

(ii) a certificate of an Authorized Officer of the Parent, certifying as to a copy of the resolutions or written consents of the Parent authorizing (A) the transactions contemplated by this Amendment and the other Loan Documents to which such Loan Party is or will be a party, and (B) the execution, delivery and performance by such Loan Party of this Amendment, each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith; and

(iii) a certificate of the Authorized Officer of each Loan Party certifying as to the matters set forth in Section 5(b).

6. Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Financing Agreement and each other Loan Document (in each case, as amended or otherwise modified by this Amendment) to which it is a party is, and shall continue to be, other than as expressly set forth in this Amendment, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment No. 8 Effective Date, all references in any such Loan Document to the “Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that, any such Loan Document purports to assign or pledge to the Agent for the benefit of the Agent and the Lenders, or to grant to the Agent, for the benefit of the Agent and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement and the other Loan Documents (in each case, as amended or otherwise modified by this Amendment), such pledge, assignment and/or grant of the security interest or Lien is, subject to the release thereof as expressly set forth in this Amendment, hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect (in each case, as amended or otherwise modified by this Amendment). Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

7. No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

8. No Representations by Agent or Lenders. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by the Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

9. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against the Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment No. 8 Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

10.        Miscellaneous.

(a)         This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)         Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)         This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)         Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.

(e)         Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)          This Amendment shall be binding upon and inure to the benefit of each Loan Party and the Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

MONDEE, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

C&H TRAVEL AND TOURS INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

MONDEE CANADA INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

SKYLINK TRAVEL, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

SKYLINK TRAVEL, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

SKYLINK TRAVEL, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

SKYLINK TRAVEL, SFO INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

[Amendment No. 8 to Financing Agreement]

TRANS AM TRAVEL, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

HARI-WORLD TRAVEL GROUP, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

EXPLORETRIP IP HOLDINGS, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

EXPLORETRIP, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

MONDEE ACQUISITION COMPANY INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

TRANSWORLD TRAVEL, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

[Amendment No. 8 to Financing Agreement]

LBF TRAVEL HOLDINGS, LLC

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

LBF TRAVEL, INC. (f/k/a LBF Acquisition Corporation, Inc.)

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

AVIA TRAVEL AND TOURS, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

COSMOPOLITAN TRAVEL SERVICE, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

COSMOPOLITAN TRAVEL SERVICES INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

ROCKETRIP, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

[Amendment No. 8 to Financing Agreement]

GUARANTORS:

MONDEE HOLDINGS, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

MONDEE HOLDINGS II, LLC

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer

[Amendment No. 8 to Financing Agreement]

AGENT:

TCW ASSET MANAGEMENT COMPANY LLC

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

[Amendment No. 8 to Financing Agreement]

LENDERS:

WEST VIRGINIA DIRECT LENDING LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW SKYLINE LENDING LP

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

NJ/TCW DIRECT LENDING LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW BRAZOS FUND LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

[Amendment No. 8 to Financing Agreement]

TCW DIRECT LENDING VII LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW DIRECT LENDING STRUCTURED SOLUTIONS 2019 LLC

By: TCW Asset Management Company LLC, its Investment Manager

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

US SPECIALTY INSURANCE COMPANY

By: TCW Asset Management Company LLC
Its: Investment Manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

SAFETY NATIONAL CASUALTY CORP

By: TCW Asset Management Company LLC
Its: Investment Manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

[Amendment No. 8 to Financing Agreement]

RELIANCE STANDARD LIFE INSURANCE COMPANY

By: TCW Asset Management Company LLC
Its: Investment Manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

[Amendment No. 8 to Financing Agreement]

NH CREDIT PARTNERS III HOLDINGS L.P.

By: MS Credit Partners III GP L.P., its general partner

By: MS Credit Partners III GP Inc., its general partner

By:	/s/ William Gassman
Name: William Gassman
Title: Executive Director

[Amendment No. 8 to Financing Agreement]

ANNEX A

Amended Financing Agreement

(See Attached)

ANNEX B

Form of SOFR Notice

(See Attached)